Exhibit 4.11

REGISTRATION RIGHTS AGREEMENT

by and among

Freescale Holdings L.P.

and

Certain Freescale Holdings L.P. Investors

Dated as of December 1, 2006

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 1, is by and among Freescale Holdings L.P., a Cayman Islands exempted limited partnership (“Freescale Holdings”), and each of the parties listed on Annex A (the “Initial Shareholders”, and as such Annex A is updated and amended pursuant to Section 12(d) hereof, the “Shareholders”).

WHEREAS, the Initial Shareholders and Freescale Holdings are parties to that certain Amended and Restated Exempted Limited Partnership Agreement, dated as of December 1, 2006, as the same may hereafter be amended from time to time (the “Partnership Agreement”) and/or an Investors Agreement, dated as of the date hereof, as the same may hereafter be amended from time to time (the “Investors Agreement”);

WHEREAS, if Freescale Holdings elects to effect an underwritten public offering of equity securities, the Partnership Agreement and the Investors Agreement contemplate that Freescale Holdings may convert or otherwise succeed into the IPO Corporation, or create a new, or use an existing, subsidiary to be the IPO Corporation, pursuant to Section 4.2 of the Partnership Agreement and Section 2.1 of the Investors Agreement and that in connection therewith the Partners of Freescale Holdings will either receive Common Stock or have the right to exchange their limited partnership interests for Common Stock (as defined below); and

WHEREAS, Freescale Holdings has agreed to bind the IPO Corporation (its successor) to provide registration rights with respect to the Registrable Securities (as defined below), as set forth in this Agreement, and the Partners have agreed to act in good faith in order to effectuate these registration rights with respect to the IPO Corporation.

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings, and terms used herein but not otherwise defined herein shall have the meanings assigned to them in the Partnership Agreement:

“Bermuda I” shall mean Freescale Holdings (Bermuda) I, Ltd., a Bermuda exempted limited liability company.

“Blackstone Investors” shall mean, as of any date, Blackstone Capital Partners (Cayman) V L.P., Blackstone Capital Partners (Cayman) V-A L.P., BCP (Cayman) V-S L.P., Blackstone Family Investment Partnership (Cayman) V L.P., Blackstone Family Investment

Partnership (Cayman) V-A L.P., Blackstone Participation Partnership (Cayman) V L.P., BCP V Co-Investors (Cayman) L.P., Blackstone Firestone Transaction Participation Partners (Cayman) L.P., and Blackstone Firestone Principal Transaction Partners (Cayman) L.P., and their respective Permitted Transferees, in each case only if such Person then holds any Interests in Freescale Holdings or shares of Common Stock of the Corporation, as applicable.

“Carlyle Investors” shall mean, as of any date, Carlyle Partners IV Cayman, LP, CPIV Coinvestment Cayman, LP, Carlyle Asia Partners II, LP, CAP II Co-Investment, LP, CEP II Participations, S.a r.l. SICAR, Carlyle Japan Partners, L.P., and CJP Co-Investment, L.P., and their respective Permitted Transferees, in each case only if such Person then holds any Interests in Freescale Holdings or shares of Common Stock of the Corporation, as applicable.

“Common Stock” shall mean all shares hereafter authorized of any class of common stock of the Corporation which has the right (subject always to the rights of any class or series of preferred stock of the Corporation) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

“Conversion” shall have the meaning set forth in the Investors Agreement.

“Corporation” shall mean the IPO Corporation or such other corporation as shall be the successor to the IPO Corporation.

“Demand Notice” shall have the meaning set forth in Section 3(a) hereof.

“Demand Registration” shall have the meaning set forth in Section 3(a) hereof.

“Exchange” shall mean any exchange pursuant to Section 4.6 of the Investors Agreement of Interests for an in-kind distribution of equal value of shares of Common Stock.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Initial Public Offering” shall mean the initial underwritten Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Interests” shall have the meaning set forth in the Partnership Agreement.

“IPO Corporation” shall mean the entity resulting from a Conversion or such other direct or indirect subsidiary of Freescale Holdings as shall be designated by the Freescale Holdings as the entity that will make the initial Public Offering.

“Losses” shall have the meaning set forth in Section 8 hereof.

“Majority Blackstone Investors” shall mean, as of any date, the holders of a Majority in Interest of the Interests or shares of Common Stock, as applicable, held by the Blackstone Investors.

“Majority Carlyle Investors” shall mean, as of any date, the holders of a Majority in Interest of the Interests or shares of Common Stock, as applicable, held by the Carlyle Investors.

“Majority in Interest” shall mean with respect to a group of Interests of Freescale Holdings or shares of Common Stock of the Corporation, a majority in number of such Interests or shares of Common Stock.

“Majority Permira Investors” shall mean, as of any date, the holders of a Majority in Interest of the Interests or shares of Common Stock, as applicable, held by the Permira Investors.

“Majority TPG Investors” shall mean, as of any date, the holders of a Majority in Interest of the Interests or shares of Common Stock, as applicable, held by the TPG Investors.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock of Bermuda) I, other than any such option held by Freescale Holdings, Bermuda I or any direct or indirect subsidiary thereof, or any right to purchase Common Stock pursuant to the Investors Agreement.

“Permira Investors” shall mean, as of any date, Permira IV L.P.2, Permira Investments Limited, P4 Co-Investment L.P. and P4 Sub L.P.1, and their respective Permitted Transferees, in each case only if such Person then holds any Interests in Freescale Holdings or shares of Common Stock of the Corporation, as applicable.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Notice” shall have the meaning set forth in Section 4(a) hereof.

“Piggyback Registration” shall have the meaning set forth in Section 4(a) hereof.

“Principal Investor Groups” shall mean the (a) the Blackstone Investors, collectively, (b) the Carlyle Investors, collectively, (c) the Permira Investors, collectively, and (d) the TPG Investors, collectively; provided, however, that any such Principal Investor Group shall cease to be a Principal Investor Group at such time after the closing of the Merger, and at all times thereafter, as such Principal Investor Group ceases to hold Interests or Shares of Common Stock representing a 25% of such Principal Investor Group’s initial investment, subject to adjustment for any split, dividend, combination, recapitalization or similar event involving Interests or shares of Common Stock, as applicable. Where this Agreement provides for the vote, consent or approval of any Principal Investor Group, such vote, consent or approval shall be determined by the Majority Blackstone Investors, the Majority Carlyle Investors, the Majority Permira Investors, or the Majority TPG Investors, as the case may be, except as otherwise specifically set forth herein.

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean a public offering and sale of equity securities for cash pursuant to an effective registration statement under the Securities Act.

“Qualified Public Offering” shall mean the first underwritten Public Offering (other than any Public Offering or sale pursuant to a registration statement on Form S-4, S-8 or a comparable form) in which the aggregate price to the public of all equity securities sold in such offering in combination with the aggregate price to the public of all equity securities sold in any previous underwritten Public Offerings (other than any Public Offering or sale pursuant to a registration statement on Form S-4, S-8 or any comparable form) shall exceed $750,000,000.

“Registrable Securities” shall mean (i) all shares of Common Stock of the Corporation initially issued in the Conversion as provided in Section 4.2 of the Partnership Agreement and Section 2.1 of the Investors Agreement, (ii) all shares of Common Stock received in an Exchange pursuant to Section 4.6 of the Investors Agreement and (iii) all shares of Common Stock received upon exercise of Options. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act), (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registration Statement” shall mean any registration statement of the Corporation under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Related Group” shall mean, with respect to any 144 measurement period, all holders of Registrable Securities other than those (a) who have agreed to forego their full pro rata share of the Rule 144 group limit in accordance with the last sentence of Section 9(c)(i), (b) who have opted out of 144 Coordination pursuant to Section 9(c)(iii) or (c) who have been excluded from the provisions of Section 9(b) through 9(g) pursuant to the last sentence of Section 9(h), unless, in each case, such person’s sales of Registrable Securities are required to be aggregated with sales of Registrable Securities of all holders of Registrable Securities not described in clauses (a) through (c) for purposes of clauses (e)(1) or (2) of Rule 144.

“Requisite Holders” shall mean a majority of the Principal Investor Groups.

“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“TPG Investors” shall mean, as of any date, TPG Partners IV — AIV, L.P. and TPG Partners V — AIV, L.P. and their respective Permitted Transferees, in each case only if such Person then holds any Interests in Freescale Holdings or shares of Common Stock of the Corporation, as applicable.

“underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Corporation are sold to an underwriter for reoffering to the public.

Section 2. Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities and such Person is a Shareholder.

Section 3. Demand Registrations.

(a) Requests for Registration. Subject to the following paragraph of this Section 3(a), the Requisite Holders shall have the right by delivering a written notice to the Corporation (a “Demand Notice”) to require the Corporation to register, pursuant to the terms of this Agreement under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement (a “Demand Registration”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by the Requisite Holders delivering such Demand Notice is reasonably expected to result in aggregate gross cash proceeds in excess of $50,000,000. Following receipt of a Demand Notice for a Demand Registration, the Corporation shall use its reasonable best efforts to file a Registration Statement as promptly as practicable, but not later than 30 days after such Demand Notice, and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

The Requisite Holders shall be entitled to unlimited Demand Registrations.

No Demand Registration shall be deemed to have occurred for purposes of this Section 3 if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for the period required pursuant to this Section 3, or (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction or similar order or requirement of the SEC during such period in which case such requesting holder of Registrable Securities shall be entitled to an additional Demand Registration, as the case may be, in lieu thereof.

Within 10 days after receipt by the Corporation of a Demand Notice, the Corporation shall give written notice (the “Notice”) of such Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Corporation received written requests for inclusion therein within 10 days after such Notice is given by the Corporation to such holders.

All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and the intended methods of disposition thereof.

The Corporation shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such registration at the request of an underwriter of the Corporation or the Corporation pursuant to the provisions of this Agreement.

(b) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter or underwriters advise the holders of such securities in writing that in its view the total number or dollar amount of Registrable Securities proposed to be sold in such offering is such as to adversely affect the success of such offering (including, without limitation, securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights), then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities shall be allocated as follows:

(i) first, pro rata among the holders of Registrable Securities on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders; and

(ii) second, the securities for which inclusion in such Demand Registration, as the case may be, was requested by the Corporation.

(c) Postponement of Demand Registration. The Corporation shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 60 days, the filing of a Registration Statement if the Corporation delivers to the holders requesting registration a certificate signed by both the president and chief financial officer of the Corporation certifying that, in the good faith judgment of the board of directors of the Corporation, such registration and offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Corporation or any material transaction under consideration by the Corporation or would require disclosure of information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Corporation. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 6(p). If the Corporation shall so postpone the filing of a Registration Statement, the holder who made the Demand Registration shall have the right to withdraw the request for registration by giving written notice to the Corporation within 20 days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders, and in the event of such withdrawal, such request shall not be counted for purposes of the number of Demand Registrations to which such holder is entitled pursuant to the terms of this Agreement.

Section 4. Piggyback Registration.

(a) Right to Piggyback. If the Corporation proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock by and for the account of the Corporation (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), or any shareholder of the Corporation, then, each such time, the Corporation shall give prompt written notice of such proposed filing at least twenty (20) days before the anticipated filing date (the “Piggyback Notice”) to all of the holders of Registrable Securities. The Piggyback Notice shall offer such holders the opportunity to include in such registration statement the number of Registrable Securities as each such holder may request (a “Piggyback Registration”). Subject to Section 4(b) hereof, the Corporation shall include in each such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within ten (10) days after notice has been given to the applicable holder. The eligible holders of Registrable Securities shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. The Corporation shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (i) 180 days after the effective date thereof and (ii) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement.

(b) Priority on Piggyback Registrations. The Corporation shall use reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities requested to be included in the registration for such offering to include all such Registrable Securities on the same terms and conditions as any other shares of capital stock, if any, of the Corporation included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Corporation in writing that it is their good faith opinion that the total amount of securities that such holders, the Corporation and any other Persons having rights to participate in such registration, intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered (i) for the account of holders of Registrable Securities (other than the Corporation) and (ii) for the account of all such other Persons (other than the Corporation) shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters by first reducing, or eliminating if necessary, all securities of the Corporation requested to be included by such other Persons (other than the Corporation and holders of Registrable Securities) and then, if necessary, reducing the securities requested to be included by the holders of Registrable Securities requesting such registration pro rata among such holders on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders.

Section 5. Restrictions on Public Sale by Holders of Registrable Securities. Each Shareholder agrees to comply with the provisions of Section 5 of the Investors Agreement as an “Interest Holder” or “Stockholder” as though such Section were set forth herein. No holder of Registrable Securities will Transfer any equity securities of Freescale Holdings or the Corporation, or any of their respective subsidiaries, or any securities convertible into or exercisable or exchangeable for such equity securities pursuant to a waiver from a lock-up agreement described in Section 5 of the Investors Agreement unless the benefit of such waiver is extended in a pro rata manner to all holders of Registrable Securities.

Section 6. Registration Procedures. If and whenever the Corporation is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 and Section 4 hereof, the Corporation shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a) Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the holders thereof or the Corporation in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Corporation shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Corporation’s books and records, officers, accountants and other advisors. The Corporation shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Corporation, such filing is necessary to comply with applicable law.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(c) Notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Corporation contained in any agreement (including any underwriting agreement) contemplated by Section 6(o) below cease to be true and correct, (v) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(e) If requested by the managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Corporation has received such request; provided, however, that the Corporation shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Corporation, in compliance with applicable law.

(f) Furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter).

(g) Deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Corporation, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(i) Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two (2) business days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten (10) business days prior to having to issue the securities.

(j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Corporation will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

(k) Upon the occurrence of any event contemplated by Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l) Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.

(m) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

(n) Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be quoted on the Nasdaq National Market or listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time quoted on the Nasdaq National Market or listed on such exchange, as the case may be.

(o) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Corporation and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of counsel to the Corporation and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the

Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 8 hereof with respect to all parties to be indemnified pursuant to said Section and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 6(o)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(p) Make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorneys or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its subsidiaries, and cause the officers, directors and employees of the Corporation and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law, or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Corporation written notice of the proposed disclosure prior to such disclosure and, if requested by the Corporation, assist the Corporation in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Corporation or its subsidiaries in violation of law.

(q) Cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in “road shows”) taking into account the Corporation’s business needs.

The Corporation may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Corporation in writing such information required in connection with such registration regarding such seller and the distribution of such Registrable Securities as the Corporation may, from time to time, reasonably request in writing and the Corporation may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 6(c)(ii), 6(c)(iii), 6(c)(iv) or 6(c)(v) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the Corporation shall extend the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

Section 7. Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Corporation (including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) of compliance with securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Corporation, (iv) fees and disbursements of counsel for the Corporation, (v) expenses of the Corporation incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 6(o)(iii) hereof (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Corporation, and (vii) fees and disbursements of one counsel for the holders of Registrable Securities whose shares are included in a Registration Statement, which counsel shall be selected by the requesting Requisite Holders if such Registration Statement is pursuant to a Demand Registration and otherwise by the holders of a majority of the Registrable Securities included in such Registration Statement) shall be borne by the Corporation whether or not any Registration Statement is filed or becomes effective. In addition, the Corporation shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Corporation are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Corporation.

The Corporation shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses 7(i)(B) and 7(vii)), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Corporation), or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Corporation pursuant to the first paragraph of this Section 7.

Section 8. Indemnification.

(a) Indemnification by the Corporation. The Corporation shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus, offering circular, or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the Securities Act or any rule or regulation thereunder applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, qualification, or compliance, and will reimburse each such holder, each of its officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees and each person controlling such holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission by such holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation by such holder. It is agreed that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld).

(b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Corporation in writing such information as the Corporation reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the fullest extent permitted by law, severally and not jointly, the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against all Losses arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation and such directors, officers, partners, members, managers, shareholders, accountants, attorneys, employees, agents, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation by such holder expressly for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of each selling holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Proceeding, to, unless in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume, at the indemnifying party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; or (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such indemnified party; in which case the indemnified party shall have the right to employ counsel and to assume the defense of such claim or proceeding; provided, however, that the indemnifying party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Conflict of Provisions. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 9. Rule 144; Coordination.

(a) Rule 144 Sales. After a Qualified Public Offering, the Corporation shall (i) file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, (ii) take such further action as any holder of Registrable Securities may reasonably request, and (iii) furnish to each holder of Registrable Securities forthwith upon written request, (x) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Corporation, and (z) such other reports and documents so filed by the Corporation as such holder may reasonably request in availing itself of Rule 144, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Corporation shall deliver to such holder a written statement as to whether it has complied with such requirements.

(b) Permitted Public Transfers and Block Sales. After the closing of the Initial Public Offering, no holder of Registrable Securities shall Transfer any or all of its Registrable Securities pursuant to Rule 144, a block sale to a financial institution or in a private transfer pursuant to Sections 3.1.4 and 3.8 of the Investors Agreement, in each case other than in compliance with Sections 9(c) and 9(d) hereof, as applicable, and Section 3.3 of the Investors Agreement. Registrable Securities Transferred pursuant to Rule 144 or in a block sale to a financial institution shall conclusively be deemed thereafter not to be Registrable Securities under this Agreement.

(c) Public Transfers. From time to time after the Initial Public Offering, the Requisite Holders may determine to require the holders of Registrable Securities to make reasonable efforts to coordinate their efforts to Transfer Registrable Securities pursuant to Rule 144 (“144 Coordination”) or to discontinue such requirement. As of the date of this Agreement, 144 Coordination shall be required until such time, if ever, as the Requisite Holders provide a subsequent notice to the holders of Registrable Securities that such coordination is discontinued. Thereafter, the Requisite Holders may reinstitute and discontinue 144 Coordination from time to time by providing notice to the holders of Registrable Securities.

(i) For so long as 144 Coordination is in effect, each holder of Registrable Securities shall promptly notify the Principal Investor Groups when it wishes to Sell Registrable Securities under Rule 144, provided, that for any given measurement period for purposes of the Rule 144 group volume limit, except as provided in Section 9(c)(ii) or 9(f), no holder of Registrable Securities shall be permitted to effect Transfers in excess of their pro rata share (based on its percentage ownership of Registrable Securities held by all holders of Registrable Securities at the start of such measurement period) of all Registrable Securities that may be Transferred by members of the Related Group during the applicable measurement period based on its percentage ownership of Registrable Securities held by all holders of Registrable Securities at the start of such measurement period. In the event any holder of Registrable Securities agrees to forego its full pro rata share of the Rule 144 group volume limit by written notice to the Principal Investor Groups, the remainder shall be re-allocated pro rata among the other holders of Registrable Securities in like manner (except that the Interests held by such forfeiting holder of Registrable Securities at the start of such measurement period shall be excluded from such calculation).

(ii) The provisions of this Section 9(c) shall not apply to any Transfer of Registrable Securities (i) in a Public Offering, (ii) to a Permitted Transferee in a transaction that does not rely on Rule 144 or (iii) at any time with respect to which 144 Coordination is not effective.

(iii) Notwithstanding the foregoing, a holder of Registrable Securities may opt out of 144 Coordination with respect to any period of time if such holder of Registrable Securities delivers a notice to the Principal Investor Groups irrevocably committing not to Transfer Registrable Securities pursuant to Rule 144 or a transaction described in Section 9(d) or 9(e) during such period.

(d) Certain Other Transfers. After the Initial Public Offering, each holder of Registrable Securities (the “Initiating Transferor”) shall notify the Principal Investor Groups (or, after the expiration of the term described in Section 9(h), the other holders of Registrable Securities) when it plans to Transfer any or all of its Registrable Securities pursuant to (i) a block sale to a financial institution, (ii) a private transfer pursuant to Section 3.1.4 of the Investors Agreement, or (iii) a transfer pursuant to Section 3.8 of the Investors Agreement.

(e) Distributions to Partners, Members or Interest Holders. For so long as 144 Coordination is effective, each holder of Registrable Securities shall provide reasonable prior notice to the Principal Investor Groups prior to any distribution by a holder of Registrable Securities to its partners, members, managers or shareholders in accordance with such holder’s governing documents (a “LP Distribution”).

(f) Volume Limit. For purposes of this Agreement, so long as 144 Coordination is effective, Transfers contemplated by Section 9(d)(i) and (ii), and LP Distributions, will be limited to the number of Registrable Securities that the applicable holder of Registrable Securities would have been permitted to Transfer under Rule 144 pursuant to the proviso in Section 9(c)(i), and will reduce for purposes of this Agreement, on a Registrable Security for Registrable Security basis, the number of Registrable Securities that such holder of Registrable Securities is permitted to sell under Rule 144, whether individually or as part of a Related Group, whether or not such Transfer or LP Distribution is required by law to be so treated. In the event that, while 144 Coordination is in effect, any holder of Registrable Securities elects to make a Transfer contemplated by Section 9(c)(i), or an LP Distribution, and provided that such Transfer or LP Distribution is not required by law to be taken into account for purposes of the Related Group’s volume limit under Rule 144, then each holder of Registrable Securities’ (including the holder of Registrable Securities making such Transfer or LP

Distribution) pro rata share of the Related Group’s volume limit for purposes of Section 9(d)(i) shall be increased by such holder of Registrable Securities’ pro rata share of the Registrable Securities that such holder of Registrable Securities is no longer permitted to sell under Rule 144 pursuant to the first sentence of this Section 9(f).

(g) No 144 Coordination. Subject, in all cases, to any applicable law, in the event that 144 Coordination is not in effect, no holder of Registrable Securities shall, in a given calendar year, Transfer pursuant to Rule 144, in a block sale to a financial institution or in an LP Distribution, Registrable Securities representing more than the lesser of (a) 2% of the total Registrable Securities outstanding on the first day of such calendar year and (b) 20% of the total Registrable Securities owned by such holder of Registrable Securities on the first day of such calendar year, in each case without the approval of a majority of the Principal Investor Directors, which such approval shall be granted or withheld with respect to all holders of Registrable Securities in a fair and equitable manner over the course of such calendar year.

(h) Period. Except for Section 9(d), the provisions of Sections 9(a) through 9(g) shall terminate with respect to any Registrable Security on the earlier of (a) the fifth anniversary of the closing of the Qualified Public Offering and (b) such time as the Principal Investor Groups, in the aggregate, own less than a 20% of the then outstanding Registrable Securities. The Requisite Holders, in their sole discretion, may elect to exclude any holder of Sections 9(a) through 9(g) from the provisions of Sections 9(a) through 9(g) at any time.

Section 10. Underwritten Registrations. If any Demand Registration is an underwritten offering (including a Qualified Public Offering), the Requisite Holder making the demand shall have the right to select the investment banker or investment bankers and managers to administer the offering, subject to approval by the Corporation, not to be unreasonably withheld. The Corporation shall have the right to select the investment banker or investment bankers and managers to administer any Piggyback Registration.

No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by the Demand Registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation or the managing underwriter by such Person.

Section 11. Limitation on Subsequent Registration Rights. From and after the date of this Agreement and prior to the Conversion, Freescale Holdings shall not, and from and after the Conversion the Corporation shall not, without the prior written consent of the Requisite Holders, enter into any agreement with any holder or prospective holder of any securities of Freescale Holdings or the Corporation, as the case may be, giving such holder or prospective holder any registration rights the terms of which are equivalent to or more favorable than the registration rights granted to holders of Registrable Securities hereunder, or which would reduce the amount of Registrable Securities the holders can include in any registration filed pursuant to Section 3 hereof, unless such rights are subordinate to those of the holders of Registrable Securities.

Section 12. Miscellaneous.

(a) Withdrawal from Agreement. If the Corporation consummates a Qualified Public Offering, then on and after the first date on which the Principal Investors own less than 50% of the outstanding shares of Common Stock held by all Principal Investor Groups immediately prior to the Qualified Public Offering, any holder shares of Common Stock that, together with its Affiliates, holds less than one percent (1%) of the then outstanding shares of Common Stock may elect (on behalf of itself and all of its Affiliates that hold shares of Common Stock), by written notice to the board of directors of the Corporation and the Principal Investor Groups, to (a) withdraw all shares of Common Stock held by such holder and all of its Affiliates from this Agreement and the Investors Agreement (shares of Common Stock withdrawn pursuant to this clause (a), the “Withdrawn Securities”) and (b) terminate this Agreement with respect to such holder and its Affiliates (holders and Affiliates withdrawing pursuant to this clause (b), the “Withdrawing Holders”). From the date of delivery of such withdrawal notice, the Withdrawn Securities shall cease to be Securities subject to this Agreement and the Investors Agreement and, if applicable, the Withdrawing Holders shall cease to be parties to this Agreement and the Investors Agreement and shall no longer be subject to the obligations of this Agreement or the Investors Agreement or have rights under this Agreement or the Investors Agreement; provided, however, that such Withdrawing Holders, if they are members of a Principal Investor Group, shall comply with, and cause the other members of such Principal Investor Group to comply with, such Principal Investor Group’s obligations under Section 2.4 of the Shareholders’ Agreement to cause the removal or resignation of any managers designated by such Principal Investor Group; provided, further, that the Withdrawing Holders shall nonetheless be obligated under Section 5 of the Investors Agreement with respect to any Pending Underwritten Offering (as defined in the Investors Agreement) to the same extent that they would have been obligated if they had not withdrawn.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Requisite Holders; provided, however, that in no event shall the obligations of any holder of Registrable Securities be materially increased or the rights of any Shareholder be adversely affected (without similarly adversely affecting the rights of all Shareholders), except upon the written consent of such holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(c) Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed,

or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):

If to the Corporation, to the address of its principal executive offices. If to any Shareholder, at such Shareholder’s address as set forth on the records of the Corporation. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first business day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

(d) Successors and Assigns; Shareholder Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including subsequent holders of Registrable Securities acquired, directly or indirectly, from the Shareholders; provided, however, that such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Corporation an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed, if prior to the Conversion, by Freescale Holdings and, if after the Conversion, by the Corporation) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Shareholder for purposes of this Agreement and Annex A shall be updated by the Corporation accordingly. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i) Entire Agreement. This Agreement, the Investors Agreement, the Shareholders’ Agreement and the Partnership Agreement are intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein, with respect to the registration rights granted by the Corporation with respect to Registrable Securities. This Agreement, the Investors Agreement, the Shareholders’ Agreement and the Partnership Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

(j) Securities Held by the Corporation or its subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(k) Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Corporation of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

(l) Consent to Jurisdiction. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune of from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

(m) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO

ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12(m) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12(m) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

FREESCALE HOLDINGS L.P.,

By:	Freescale Holdings GP, Ltd., its General Partner

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	President

Blackstone Capital Partners (Cayman) V L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	Attorney-in-Fact

Blackstone Capital Partners (Cayman) V-A L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	Attorney-in-Fact

BCP (Cayman) V-S L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	Attorney-in-Fact

Blackstone Family Investment Partnership (Cayman) V L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	Attorney-in-Fact

Blackstone Family Investment Partnership (Cayman) V-A L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	Attorney-in-Fact

Blackstone Participation Partnership (Cayman) V L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	Attorney-in-Fact

BCP V Co-Investors (Cayman) L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	Attorney-in-Fact

Blackstone Firestone Transaction Participation Partners (Cayman) L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	Attorney-in-Fact

Blackstone Firestone Principal Transaction Partners (Cayman) L.P.

By:	Blackstone Management Associates (Cayman) V L.P., its general partner

By:	Blackstone LR Associates (Cayman) V Ltd., its general partner

By:	/s/ Paul C. Schorr IV
Name:	Paul C. Schorr IV
Title:	Attorney-in-Fact

Carlyle Partners IV Cayman, L.P.

By:	TC Group IV Cayman, L.P., its general partner

By:	CP IV GP, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

CPIV Coinvestment Cayman, L.P.

By:	TC Group IV Cayman, L.P., its general partner

By:	CP IV GP, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Managing Director

Carlyle Asia Partners II, L.P.

By:	TC Group IV Cayman, L.P., its general partner

By:	CP IV GP, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

CAP II Co-Investment, L.P.

By:	TC Group IV Cayman, L.P., its general partner

By:	CP IV GP, Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

CAP II Participations S.A.R.L. SICAR

By:	/s/ John F. Harris
Name:	John F. Harris
Title:	Manager

Carlyle Japan Partners, L.P.

By:	CJP General Partner, L.P., its general partner

By:	Carlyle Japan Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

CJP Co-Investment, L.P.

By:	CJP General Partner, L.P., its general partner

By:	Carlyle Japan Ltd., its general partner

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

P4 Sub L.P.1

By:	Permira IV Managers L.P., its manager
By:	Permira IV Managers Limited, its general partner

By:	/s/ Alistair Boyle
Name:	Alistair Boyle
Title:	As Alternate Director to Paul Guilbert

Permira IV L.P.2

By:	Permira IV Managers L.P., its manager
By:	Permira IV Managers Limited, its general partner

By:	/s/ Alistair Boyle
Name:	Alistair Boyle
Title:	As Alternate Director to Paul Guilbert

Permira Investments Limited

By:	Permira Nominees Limited, as nominee

By:	/s/ Alistair Boyle
Name:	Alistair Boyle
Title:	As Alternate Director to Paul Guilbert

P4 Co-Investment L.P.

By:	Permira IV GP L.P., its manager
By:	Permira IV GP Limited, its general partner

By:	/s/ Alistair Boyle
Name:	Alistair Boyle
Title:	As Alternate Director to Paul Guilbert

TPG Partners IV — AIV, L.P.

By:	TPG GenPar IV-AIV, L.P., its general partner

By:	TPG Advisors IV-AIV, Inc., its general partner

By:	/s/ Clive Bode
Name:	Clive Bode
Title:	Vice President

TPG Partners V — AIV, L.P.

By:	TPG GenPar V-AIV, L.P., its general partner

By:	TPG Advisors V-AIV, Inc., its general partner

By:	/s/ Clive Bode
Name:	Clive Bode
Title:	Vice President

Wilshire Private Markets Short Duration Fund I, L.P.

By:	Permira Advisors L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

Wilshire U.S. Private Markets Fund VII, L.P.

By:	Permira Advisors L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

Uberior Co-Investments Limited

By:	Permira Advisors L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

Partners Group Access III, L.P.

By:	Permira Advisors L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

A.S.F. Co-Investment Partners III, L.P.

By:	Permira Advisors L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

European Strategic Partners

By:	Permira Advisors L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

European Strategic Partners Scottish B

By:	Permira Advisors L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

European Strategic Partners Scottish C

By:	Permira Advisors L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

European Strategic Partners 1-LP

By:	Permira Advisors L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

ESP Co-investment Limited Partnership

By:	Permira Advisors L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

ESP II Conduit LP

By:	Permira Advisors L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

ESP 2004 Conduit LP

By:	Permira Advisors L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

ESP 2006 Conduit LP

By:	Permira Advisors L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

ESP Tidal Reach LP

By:	Permira Advisers L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

Edcastle Limited Partnership

By:	Permira Advisers L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

North American Strategic Partners, L.P.

By:	Permira Advisers L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

Rose Nominees Limited A/C 21425

By:	Permira Advisers L.L.C., as Attorney-in-Fact

By:	/s/ Thomas Lister
Name:	Thomas Lister
Title:	Authorized Signatory

Performance Direct Investments II, L.P.

By:	Performance Direct Investors II, a series of
Performance Equity Management, LLC

By:	/s/ Larry Rusoff
Name:	Larry Rusoff
Title:	Managing Director

HarbourVest Partners VIII-Buyout Fund L.P.

By:	HarbourVest VIII-Buyout Associates L.P., its general partner

By:	HarbourVest VIII-Buyout Associates LLC, its general partner

By:	HarbourVest Partners, LLC, its managing member

By:	/s/ Robert M. Wadsworth
Name:	Robert M. Wadsworth
Title:	Managing Director

HarbourVest Partners 2004 Direct Fund L.P.

By:	HarbourVest Partners 2004 Direct Associates LLC, its general partner

By:	HarbourVest Partners, LLC, it managing member

By:	/s/ Robert M. Wadsworth
Name:	Robert M. Wadsworth
Title:	Managing Director

Hamilton Lane Co-Investment Fund L.P.

By:	Hamilton Lane Co-Investment GP LLC

By:	/s/ Robert W. Cleveland
Name:	Robert W. Cleveland
Title:	Vice President

Golden Gate Capital Investments II (BVI), LP

By:	Golden Gate Capital Management II, L.L.C., its authorized representatives

By:	/s/ David Dominik
Name:	David Dominik
Title:	Managing Director

Golden Gate Capital Investments II-A Adjunct (BVI), LP

By:	Golden Gate Capital Management II, L.L.C., its authorized representatives

By:	/s/ David Dominik
Name:	David Dominik
Title:	Managing Director

Golden Gate Capital Investment Fund II (AI), LP

By:	Golden Gate Capital Management II, L.L.C., its authorized representative

By:	/s/ David Dominik
Name:	David Dominik
Title:	Managing Director

Golden Gate Capital Investment Fund II-A (AI), L.P.

By:	Golden Gate Capital Management II, L.L.C., its authorized representative

By:	/s/ David Dominik
Name:	David Dominik
Title:	Managing Director

Golden Gate Capital Associates II-QP, LLC

By:	Golden Gate Capital Management II, L.L.C., its authorized representative

By:	/s/ David Dominik
Name:	David Dominik
Title:	Managing Director

Golden Gate Capital Associates II-AI, LLC

By:	Golden Gate Capital Management II, L.L.C., its authorized representative

By:	/s/ David Dominik
Name:	David Dominik
Title:	Managing Director

CCG AV, LLC-Series C

By:	Golden Gate Capital Management, L.L.C., its authorized representative

By:	/s/ David Dominik
Name:	David Dominik
Title:	Managing Director

CCG AV, LLC-Series A

By:	Golden Gate Capital Management, L.L.C., its authorized representative

By:	/s/ David Dominik
Name:	David Dominik
Title:	Managing Director

CCG AV, LLC-Series I

By:	Golden Gate Capital Management, L.L.C., its authorized representative

By:	/s/ David Dominik
Name:	David Dominik
Title:	Managing Director

Battery Ventures VII, L.P.

By:	/s/ Thomas Crotty
Name:	Thomas Crotty
Title:	Managing Member

Battery Investment Partners VII, L.P.

By:	Battery Partners VII, LLC, its General Partner

By:	/s/ Thomas Crotty
Name:	Thomas Crotty
Title:	Manager

Battery Investment Partners VII, LLC

By:	/s/ Thomas Crotty
Name:	Thomas Crotty
Title:	Manager

THE MANAGERS:

*	ALAN CAMPBELL

*	SANDEEP CHENNAKESHU

*	PAUL E. GRIMME

*	DENIS GRIOT

MICHEL MAYER

/s/ Michel Mayer

*	JANELLE MONNEY

*	ALEXANDER PEPE

*	DAVID PERKINS

*	SUMIT SADANA

*	TSUNEO TAKAHASHI

*	JOHN TORRES

*	KURT TWINING

*	JOSEPH TIN CHONG YIU

*	The signature immediately below shall serve as a signature at each place indicated with an “*” above:

/s/ John Torres
Name:	John Torres

Annex A

SHAREHOLDERS

List of Shareholders

Blackstone Capital Partners (Cayman) V L.P.

Blackstone Capital Partners (Cayman) V-A L.P.

BCP (Cayman) V-S L.P.

Blackstone Family Investment Partnership (Cayman) V L.P.

Blackstone Family Investment Partnership (Cayman) V-A L.P.

Blackstone Participation Partnership (Cayman) V L.P.

Carlyle Partners IV Cayman

CPIV Coinvestment Cayman

Carlyle Asia Partners II

CAP II Co-Investment

CEP II Participations

Carlyle Japan Partners

CJP Co-Investment

P4 Sub L.P.1

Permira IV L.P.2

Permira Investments Limited

P4 Co-Investment L.P.

TPG Partners IV — AIV, L.P.

TPG Partners V — AIV, L.P.

Wilshire Private Markets Short Duration Fund I, L.P.

Wilshire U.S. Private Markets Fund VII, L.P.

Uberior Co-Investments Limited

Partners Group Access III, L.P.

A.S.F. Co-Investment Partners III, L.P.

European Strategic Partners

European Strategic Partners Scottish B

European Strategic Partners Scottish C

European Strategic Partners 1-LP

ESP Co-investment Limited Partnership

ESP II Conduit LP

ESP 2004 Conduit LP

ESP 2006 Conduit LP

ESP Tidal Reach LP

Edcastle Limited Partnership

Annex A-1

List of Shareholders

North American Strategic Partners, L.P.

Rose Nominees Limited a/c 21425

Performance Direct Investments II L.P.

HarbourVest Partners VIII-Buyout Fund L.P.

HarbourVest Partners 2004 Direct Fund L.P.

Hamilton Lane Co-Investment Fund L.P.

BCP V Co-Investors (Cayman) L.P.

Blackstone Firestone Transaction Participation Partners (Cayman) L.P.

Blackstone Firestone Principal Transaction Partners (Cayman) L.P.

GGC Investments II BVI, LP

GGC Investments II-A Adjunct BVI, LP

GGC Investment Fund II (AI), LP

GGC Investment Fund II-A (AI), LP

GGC Associates II-QP, LLC

GGC Associates II-AI, LLC

CCG AV, LLC-series C

CCG AV, LLC-series A

CCG AV, LLC-series I

Battery Ventures VII, L.P.

Battery Investment Partners VII, LLC

William Bradford

Alan Campbell

Richard Chambers

Sandeep Chennakeshu

Sam Coursen

Paul E. Grimme

Denis Griot

Gregory Heinlein

Carl J. Johnson

Michel Mayer

Janelle Monney

Jignasha Patel

Alexander Pepe

David Perkins

Sumit Sadana

Tsuneo Takahashi

Saied Tehrani

John Torres

Kurt Twining

Suresh Venkatesan

Joseph Tin Chong Yiu

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this ___ day of ____________, 20___, by and between _____________________________ (the “New Shareholder”) and [the Corporation] (the “Corporation”), pursuant to a Registration Rights Agreement dated as of [  ] (the “Agreement”), between and among the Company and the Shareholders. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Corporation has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement; and

WHEREAS, the New Shareholder has acquired Registrable Securities directly or indirectly from a Shareholder; and

WHEREAS, the Company and the Shareholders have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Shareholder to the Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Shareholder acknowledges that it has received and read the Agreement and that the New Shareholder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Shareholder thereunder.

[Amend Annex A of Agreement if necessary to reflect appropriate schedule for new Shareholder.]

New Shareholder

Address:

Exhibit A-1

AGREED TO on behalf of [the Corporation] pursuant to Section 12(d) of the Agreement.

[THE CORPORATION]

By:

Printed Name and Title

Exhibit A-2